Exhibit 99.1

Federated Investors, Inc. Reports First Quarter 2011 Earnings

•	Equity and fixed-income assets generate 50% of Q1 2011 revenue

•	Separate account equity and fixed-income flows positive for Q1 2011

•	Board declares $0.24 per share quarterly dividend

(PITTSBURGH, Pa., April 28, 2011) — Federated Investors, Inc. (NYSE: FII), one of the nation’s largest investment managers, today reported earnings per diluted share (EPS) of $0.32 for the quarter ended March 31, 2011 compared to $0.38 for the same quarter last year. Q1 2011 results included an $0.11 per diluted share after-tax charge for nonrecurring legal expenses related to the expected settlement of previously disclosed litigation. Net income was $33.2 million for Q1 2011 compared to $42.0 million for Q1 2010.

Federated’s total managed assets were $354.9 billion at March 31, 2011, up $5.0 billion or 1 percent from $349.9 billion at March 31, 2010 and down $3.3 billion or 1 percent from $358.2 billion reported at Dec. 31, 2010. Average managed assets for Q1 2011 were $356.3 billion, down $10.6 billion or 3 percent from $366.9 billion reported for Q1 2010 and up $10.6 billion or 3 percent from $345.7 billion reported for Q4 2010. Combined equity and fixed-income net flows for funds and separate accounts were a positive $327 million for the quarter.

“As markets have recovered over the past two years, investors are once again becoming comfortable assuming moderate amounts of risk in their portfolios,” said J. Christopher Donahue, president and chief executive officer. “Federated has seen this trend over the past several quarters as our clients have sought out products such as dividend-focused equity and higher-yielding fixed-income strategies.”

Federated’s board of directors declared a quarterly dividend of $0.24 per share. The dividend is payable on May 13, 2011 to shareholders of record as of May 6, 2011. During Q1 2011, Federated purchased 110,300 shares of Federated class B common stock for $2.9 million.

Federated’s fixed-income assets were $41.8 billion at March 31, 2011, up $6.3 billion or 18 percent from $35.5 billion at March 31, 2010 and up $1.1 billion or 3 percent from $40.7 billion at Dec. 31, 2010. Fixed-income assets in liquidation portfolios were $10.4 billion at March 31, 2011. Federated experienced continued positive flows into its bond funds adding $529 million during Q1 2011. Sales were driven by strong net flows into Federated’s Capital Preservation Fund, Federated Ultrashort Bond Fund, Federated Institutional High Yield Bond Fund, Federated Strategic Income Fund and Federated Short-Term Income Fund.

Federated’s equity assets were $31.6 billion at March 31, 2011, up $1.5 billion or 5 percent from $30.1 billion at March 31, 2010 and up $0.8 billion or 3 percent from $30.8 billion at Dec. 31, 2010. Top selling equity funds on a net basis were Federated Strategic Value Dividend Fund, Federated Kaufmann Large Cap Fund, Federated International Leaders Fund, Federated Clover Small Value Fund and Federated InterContinental Fund.

MEDIA:	MEDIA:	ANALYSTS:
Meghan McAndrew 412-288-8103	J.T. Tuskan 412-288-7895	Ray Hanley 412-288-1920

Federated Reports Q1 2011 Earnings	Page 2 of 8

Money market assets in both funds and separate accounts were $271.1 billion at March 31, 2011, down $1.2 billion or less than 1 percent from $272.3 billion at March 31, 2010 and down $4.9 billion or 2 percent from $276.0 billion at Dec. 31, 2010. Money market mutual fund assets were $239.0 billion at March 31, 2011, down $1.2 billion or less than 1 percent from $240.2 billion at March 31, 2010 and down $5.8 billion or 2 percent from $244.8 billion at Dec. 31, 2010.

Financial Summary

Q1 2011 vs. Q1 2010

For Q1 2011, revenue increased by $5.9 million or 3 percent from the same quarter last year. The increase in revenue primarily reflects a decrease in voluntary fee waivers related to certain money market funds in order to maintain positive or zero net yields during Q1 2011 compared to Q1 2010 as well as an increase in average fixed-income and equity assets. These increases were partially offset by the impact of lower average money market assets. See additional information about voluntary fee waivers related to certain money market funds in order to maintain positive or zero net yields in the table at the end of this financial summary.

In Q1 2011, Federated derived 50 percent of its revenue from fluctuating assets (32 percent from equity assets and 18 percent from fixed-income assets), 49 percent from money market assets and 1 percent from other products and services.

Operating expenses for Q1 2011 were $182.4 million compared to $161.2 million for Q1 2010. This increase of $21.2 million was primarily a result of higher professional services fees related to the aforementioned nonrecurring legal expenses.

Q1 2011 vs. Q4 2010

Compared to the prior quarter, revenue decreased by $6.4 million or 3 percent. The decrease in revenue primarily related to the impact of two fewer days in Q1 2011 as compared to Q4 2010 as well as an increase in voluntary fee waivers related to certain money market funds in order to maintain positive or zero net yields (see table). These decreases were partially offset by an increase in revenue related to higher average money market and equity assets.

Operating expenses for Q1 2011 increased by $16.1 million compared to Q4 2010 primarily as a result of higher professional services fees related to the aforementioned nonrecurring legal expenses.

Federated’s level of business activity and financial results are dependent upon many factors including market conditions, investment performance and investor behavior. These factors and others including asset levels, product sales and redemptions, market appreciation or depreciation, revenues, fee waivers and expenses can impact Federated’s activity levels and financial results significantly. Risk factors and uncertainties that can influence Federated’s financial results are discussed in the company’s annual and quarterly reports as filed with the Securities and Exchange Commission.

Fee waivers to maintain positive or zero net yields could vary significantly based on market conditions. The amount of these waivers will be determined by a variety of factors including, but not limited to, available yields

Federated Reports Q1 2011 Earnings	Page 3 of 8

on instruments held by the money market funds, changes in assets within money market funds, actions by the Federal Reserve, the U.S. Department of the Treasury and other governmental entities, changes in the mix of money market customer assets, changes in expenses of the money market funds and Federated’s willingness to continue these waivers.

Money Market Fund Yield Waiver Impact

(in millions)

	Quarter Ended		Change Q1 2010 to Q1 2011	Quarter ended Dec. 31, 2010	Change Q4 2010 to Q1 2011
(Decrease)/Increase	March 31, 2011	March 31, 2010[1]
Revenue	$(63.4)	$(69.5)	$6.1	$(60.0)	$(3.4)
Distribution expense	(49.5)	(51.2)	1.7	(47.7)	(1.8)
Operating income	$(13.9)	$(18.3)	$4.4	$(12.3)	$(1.6)
Noncontrolling interest	(0.8)	(0.5)	(0.3)	(0.2)	(0.6)
Net impact	$(13.1)	$(17.8)	$4.7	$(12.1)	$(1.0)
1)	Reflects income statement reclassifications.

Federated will host an earnings conference call at 9 a.m. Eastern on Friday, April 29, 2011. Investors are invited to listen to Federated’s earnings teleconference by calling 877-407-0782 (domestic) or 201-689-8567 (international) prior to the 9 a.m. start time. The call may also be accessed in real time on the Internet via the About Federated section of FederatedInvestors.com. A replay will be available after 12:30 p.m. and through May 6, 2011 by calling 877-660-6853 (domestic) or 201-612-7415 (international) and entering codes 286 and 370381.

Federated Investors, Inc. is one of the largest investment managers in the United States, managing $354.9 billion in assets as of March 31, 2011. With 133 funds and a variety of separately managed account options, Federated provides comprehensive investment management to approximately 4,900 institutions and intermediaries including corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Federated ranks in the top 2 percent of money market fund managers in the industry, the top 7 percent of fixed-income fund managers and the top 8 percent of equity fund managers1. For more information, visit FederatedInvestors.com.

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1 Strategic Insight, Feb. 28, 2011. Based on assets under management in open-end funds.

Federated Securities Corp. is distributor of the Federated funds.

Separately managed accounts are made available through Federated Global Investment Management Corp., Federated Investment Counseling and Federated MDTA LLC, each a registered investment advisor.

Certain statements in this press release, such as those related to the level of fee waivers incurred by the company, product demand and asset flows, and settlement expectations constitute or may constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Other risks and uncertainties include the ability of the company to predict the level of fee waivers in future quarters, which could vary significantly depending on a variety of factors identified above, and include the ability of the company to sustain product demand and asset flows, which could vary significantly depending on market conditions, investment performance and investor behavior. Other risks and uncertainties also include the risk factors discussed in the company’s annual and quarterly reports as filed with the Securities and Exchange Commission. As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness of such statements in the future.

Federated Reports Q1 2011 Earnings	Page 4 of 8

Unaudited Condensed Consolidated Statements of Income

(in thousands, except per share data)

	Quarter Ended March 31,		% Change Q1 2010 to Q1 2011	Quarter Ended Dec. 31, 2010	% Change Q4 2010 to Q1 2011
	2011	2010
Revenue
Investment advisory fees, net	$159,589	$154,493	3%	$165,174	(3)%
Administrative service fees, net	54,048	56,249	(4)	54,410	(1)
Other service fees, net	24,663	21,254	16	25,054	(2)
Other, net	582	974	(40)	679	(14)
Total Revenue	238,882	232,970	3	245,317	(3)
Operating Expenses
Compensation and related	64,396	64,396	0	56,384	14
General and administrative
Distribution	64,692	58,490	11	69,141	(6)
Professional service fees	26,185	10,079	160	9,385	179
Office and occupancy	6,201	6,296	(2)	5,968	4
Systems and communications	5,579	5,758	(3)	5,831	(4)
Advertising and promotional	3,162	2,156	47	2,630	20
Travel and related	2,438	2,429	0	3,456	(29)
Other	3,167	4,569	(31)	4,577	(31)
Total general and administrative	111,424	89,777	24	100,988	10
Intangible asset related	3,780	3,815	(1)	5,989	(37)
Amortization of deferred sales commissions	2,782	3,172	(12)	2,924	(5)
Total Operating Expenses	182,382	161,160	13	166,285	10
Operating Income	56,500	71,810	(21)	79,032	(29)
Nonoperating Income (Expenses)
Investment income, net	3,812	26	14,562	3,980	(4)
Debt expense––recourse	(4,636)	(620)	648	(4,853)	(4)
Other, net	(24)	(179)	(87)	(184)	(87)
Total Nonoperating Expenses, net	(848)	(773)	10	(1,057)	(20)
Income before income taxes	55,652	71,037	(22)	77,975	(29)
Income tax provision	20,598	26,842	(23)	29,344	(30)
Net income including noncontrolling interests in subsidiaries	35,054	44,195	(21)	48,631	(28)
Less: Net income attributable to the noncontrolling interests in subsidiaries	1,823	2,188	(17)	2,230	(18)
Net Income	$33,231	$42,007	(21)%	$46,401	(28)%
Amounts Attributable to Federated Earnings Per Share[1]
Basic and Diluted	$0.32	$0.38	(16)%	$0.45	(29)%
Weighted-average shares outstanding
Basic	100,586	99,862		99,976
Diluted	100,667	100,022		99,998
Dividends declared per share	$0.24	$1.50		$0.24

1) Unvested share-based payment awards that receive non-forfeitable dividend rights are considered participating securities and are required to be included in the computation of earnings per share under the “two-class method.” Total income available to participating restricted shareholders was $1.1 million, $4.3 million and $1.4 million for the quarterly periods ended March 31, 2011, March 31, 2010 and Dec. 31, 2010, respectively.

Federated Reports Q1 2011 Earnings	Page 5 of 8

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	March 31, 2011	Dec. 31, 2010
Assets
Cash and other investments	$317,455	$333,641
Other current assets	35,684	39,529
Deferred sales commissions, net	9,362	10,317
Intangible assets, net and goodwill	715,671	720,825
Other long-term assets	48,769	49,192
Total Assets	$1,126,941	$1,153,504
Liabilities and Equity
Current liabilities	$166,454	$214,352
Long-term debt—recourse	350,625	361,250
Long-term debt—nonrecourse	2,419	4,436
Other long-term liabilities	83,638	79,751
Equity excluding treasury stock	1,279,918	1,272,324
Treasury stock	(756,113)	(778,609)
Total Liabilities and Equity	$1,126,941	$1,153,504

Federated Reports Q1 2011 Earnings	Page 6 of 8

Changes in Equity and Fixed-Income Fund Assets

(in millions)

	Quarter Ended
	March 31, 2011	March 31, 2010	Dec. 31, 2010
Equity Funds
Beginning assets	$22,626	$20,960	$21,325
Sales	1,558	1,484	1,756
Redemptions	(2,023)	(1,671)	(1,937)
Net redemptions	(465)	(187)	(181)
Net exchanges	1	(10)	7
Market gain/loss and reinvestments[1]	686	682	1,475
Ending assets	$22,848	$21,445	$22,626
Fixed-Income Funds
Beginning assets	$31,933	$28,427	$32,211
Sales	4,910	4,548	3,820
Redemptions	(4,381)	(3,302)	(3,743)
Net sales	529	1,246	77
Net exchanges	(12)	23	(71)
Market gain/loss and reinvestments[1]	239	311	(284)
Ending assets	$32,689	$30,007	$31,933

1) Reflects the approximate changes in the market value of the securities held by the funds and, to a lesser extent, reinvested dividends, distributions, net investment income and the impact of changes in foreign exchange rates.

Federated Reports Q1 2011 Earnings	Page 7 of 8

Changes in Equity and Fixed-Income Separate Account Assets and Liquidation Portfolios

(in millions)

	Quarter Ended
	March 31, 2011	March 31, 2010	Dec. 31, 2010
Equity Separate Accounts[1]
Beginning assets	$8,176	$8,713	$7,808
Sales[2]	692	359	464
Redemptions[2]	(606)	(722)	(760)
Net sales (redemptions)[2]	86	(363)	(296)
Net exchanges	13	10	10
Market gain/loss and reinvestments[3]	518	261	654
Ending assets	$8,793	$8,621	$8,176
Fixed-Income Separate Accounts[1]
Beginning assets	$8,772	$5,360	$7,963
Sales[2]	551	595	1,014
Redemptions[2]	(374)	(498)	(150)
Net sales [2]	177	97	864
Market gain/loss and reinvestments[3]	118	63	(55)
Ending assets	$9,067	$5,520	$8,772
Liquidation Portfolios[4]
Beginning assets	$10,708	$12,596	$11,071
Sales[2]	2	4	2
Redemptions[2]	(325)	(670)	(365)
Net redemptions [2]	(323)	(666)	(363)
Market gain/loss and reinvestments[3]	(1)	0	0
Ending assets	$10,384	$11,930	$10,708

1) Includes separately managed accounts, institutional accounts and sub-advised funds (both variable annuity and other) and other managed products.

2) For certain accounts, Sales, Redemptions or Net sales (redemptions) are calculated as the remaining difference between beginning and ending assets after the calculation of Market gains (losses) and reinvestments.

3) Reflects the approximate changes in the market value of the securities held in the portfolios, and, to a lesser extent, reinvested dividends, distributions, net investment income and the impact of changes in foreign exchange rates.

4) Liquidation portfolios include portfolios of distressed fixed-income securities and liquidating collateralized debt obligation (CDO) products. In the distressed security category, Federated has been retained by a third party to manage these assets through an orderly liquidation process that will generally occur over a multi-year period. In the case of liquidating CDOs, one CDO unwound earlier than expected due to events of default related to certain distressed securities in the portfolio. Management-fee rates earned from these portfolios are significantly different than those of traditional separate account mandates.

Federated Reports Q1 2011 Earnings	Page 8 of 8

MANAGED ASSETS (in millions)	March 31, 2011	Dec. 31, 2010	Sept. 30, 2010	June 30, 2010	March 31, 2010
By Asset Class
Equity	$31,641	$30,802	$29,133	$26,814	$30,066
Fixed-income	41,756	40,705	40,174	38,012	35,527
Money market	271,141	276,026	260,899	260,519	272,344
Liquidation portfolios[1]	10,384	10,708	11,071	11,491	11,930
Total Managed Assets	$354,922	$358,241	$341,277	$336,836	$349,867
By Product Type
Funds:
Equity	$22,848	$22,626	$21,325	$19,344	$21,445
Fixed-income	32,689	31,933	32,211	30,651	30,007
Money market	238,990	244,796	233,611	231,205	240,160
Total Fund Assets	$294,527	$299,355	$287,147	$281,200	$291,612
Separate Accounts:
Equity	$8,793	$8,176	$7,808	$7,470	$8,621
Fixed-income	9,067	8,772	7,963	7,361	5,520
Money market	32,151	31,230	27,288	29,314	32,184
Total Separate Accounts	$50,011	$48,178	$43,059	$44,145	$46,325
Total Liquidation Portfolios[1]	$10,384	$10,708	$11,071	$11,491	$11,930
Total Managed Assets	$354,922	$358,241	$341,277	$336,836	$349,867

AVERAGE MANAGED ASSETS (in millions)	Quarter Ended
	March 31, 2011	Dec. 31, 2010	Sept. 30, 2010	June 30, 2010	March 31, 2010
By Asset Class
Equity	$31,056	$30,108	$28,033	$28,781	$29,493
Fixed-income	41,187	40,686	39,192	35,920	34,962
Money market	273,542	263,976	260,098	260,634	290,094
Liquidation portfolios[1]	10,534	10,926	11,313	11,759	12,320
Total Avg. Assets	$356,319	$345,696	$338,636	$337,094	$366,869
By Product Type
Funds:
Equity	$22,599	$22,090	$20,411	$20,590	$20,971
Fixed-income	32,265	32,369	31,491	30,266	29,329
Money market	240,375	236,500	232,230	230,353	255,985
Total Avg. Fund Assets	$295,239	$290,959	$284,132	$281,209	$306,285
Separate Accounts:
Equity	$8,457	$8,018	$7,622	$8,191	$8,522
Fixed-income	8,922	8,317	7,701	5,654	5,633
Money market	33,167	27,476	27,868	30,281	34,109
Total Avg. Separate Accts.	$50,546	$43,811	$43,191	$44,126	$48,264
Total Avg. Liquidation Portfolios[1]	$10,534	$10,926	$11,313	$11,759	$12,320
Total Avg. Managed Assets	$356,319	$345,696	$338,636	$337,094	$366,869

1) Liquidation portfolios include portfolios of distressed fixed-income securities and liquidating collateralized debt obligation (CDO) products. In the distressed security category, Federated has been retained by a third party to manage these assets through an orderly liquidation process that will generally occur over a multi-year period. In the case of liquidating CDOs, one CDO unwound earlier than expected due to events of default related to certain distressed securities in the portfolio. Management-fee rates earned from these portfolios are significantly different than those of traditional separate account mandates.